Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

NATIONAL CINEMEDIA, INC.

I, the undersigned for the purpose of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, execute this Certificate of Incorporation and certify as follows:

ARTICLE I

NAME

The name of the corporation (the “Corporation”) is National CineMedia, Inc.

ARTICLE II

REGISTERED ADDRESS, AGENT

The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the Corporation’s registered agent at that address is Corporation Trust Company.

ARTICLE III

PURPOSES

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the DGCL.

ARTICLE IV

AUTHORIZED SHARES

The Corporation is authorized to issue one class of stock, to be designated Common Stock. The total number of shares of Common Stock presently authorized is 1,000 (one thousand), each having par value of $0.001.

ARTICLE V

MANAGEMENT

The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors that shall constitute the whole Board of Directors shall be fixed by the Board of Directors in the manner provided in the Bylaws.

The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation (as it may from time to time hereafter be amended or restated, this “Certificate”), the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the Corporation.

ARTICLE VI

NO LIABILITY

To the fullest extent permitted by the DGCL, as now existing or hereafter amended, a director of the Corporation shall not be liable to the Corporation or any of its stockholders for monetary damages for breach of his or her fiduciary duty as a director. Any amendment or repeal of this Article VI shall be prospective only and shall not adversely affect any limitation, right or protection of a director of the Corporation existing under this Article VI immediately before the amendment or repeal.

ARTICLE VII

INDEMNIFICATION

Section 7.1 Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any Person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she, or a Person for whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Person. The Corporation shall be required to indemnify or make advances to a Person in connection with a Proceeding (or part thereof) initiated by such Person only if the Proceeding (or part thereof) was authorized by the Board.

Section 7.2 Prepayment of Expenses. The Corporation shall, to the fullest extent not prohibited by law, pay the expenses (including attorneys’ fees) incurred by a director or officer in defending any Proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this Article VII or otherwise.

Section 7.3 Claims. If a claim for indemnification or payment of expenses under this Article VII is not paid in full within 60 days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

Section 7.4 Non-Exclusivity of Rights. The rights conferred on any Person by this Article VII shall not be exclusive of any other rights that such Person may have or hereafter acquire under any statute, provision of this Certificate, the Bylaws, agreement, vote of stockholders or resolution of disinterested directors or otherwise.

Section 7.5 Other Indemnification. The Corporation’s obligation, if any, to indemnify or advance expenses to any Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

Section 7.6 Indemnification of Other Persons. This Article VII shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to Persons other than those Persons identified in Section 7.1 when and as authorized by a majority of the entire Board of Directors (without regard to vacancies) or by the action of a committee of the Board or designated officers of the Corporation established by or designated in resolutions approved by a majority of the entire Board of Directors (without regard to vacancies); provided, however, that the payment of expenses incurred by such a Person in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by such Person to repay all amounts advanced if it should be ultimately determined that such Person is not entitled to be indemnified under this Article VII or otherwise.

ARTICLE VIII

AMENDMENT

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.

ARTICLE IX

SECTION 203

The Corporation hereby elects not to be governed by Section 203 of the DGCL, and the restrictions contained in Section 203 of the DGCL shall not apply to the Corporation.

ARTICLE X

DEFINITIONS

For purposes of this Certificate the following terms shall have the meaning set forth below.

“Bylaws” shall mean the bylaws of the Corporation as from time to time in effect.

“Certificate” as defined in Article V.

“Corporation” as defined in Article I.

“DGCL” shall mean the Delaware General Corporation Law.

“Person” shall mean any individual, corporation, limited liability company, partnership, trust, joint stock company, business trust, unincorporated association, joint venture or other entity or organization of any nature whatsoever.

“Proceeding” as defined in Section 7.1.

ARTICLE XI

INCORPORATOR

The name and mailing address of the incorporator is Ralph E. Hardy, 9110 East Nichols Avenue, Suite 200, Centennial, CO 80112.

IN WITNESS WHEREOF, I, the undersigned, being the incorporator hereinbefore named, do hereby further certify that the facts hereinabove stated are truly set forth and accordingly, I have hereunto set my hand this 5th day of October, 2006.

/s/ R. E. HARDY
Ralph E. Hardy, Incorporator

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